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                                                                    EXHIBIT 11.1

                              STATEMENT REGARDING
                       COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                  YEARS ENDED DECEMBER 31,
                                                            ------------------------------------
                                                              1994          1995          1996
                                                            --------      --------      --------
Net Income................................................   $34,909       $42,465       $30,001
PRIMARY:
Common shares outstanding.................................    18,332        19,173        19,897
Common equivalent shares:
  Common shares under stock options outstanding...........     1,048         1,112           557
                                                             -------       -------       -------
  Common and common equivalent shares used in computing
     net income per share.................................    19,380        20,285        20,454
                                                             =======       =======       =======

Net Income Per Share (Primary)............................     $1.80         $2.09         $1.47
                                                             =======       =======       =======

FULLY DILUTED SHARES:

Common shares outstanding.................................    18,332        19,173        19,897
Common equivalent shares:
  Common shares under stock options outstanding...........     1,072         1,289           634
                                                             -------       -------       -------
  Common and common equivalent shares used in computing
     net income per share, assuming full dilution.........    19,404        20,462        20,531
                                                             =======       =======       =======

Net Income Per Share (Fully Diluted)......................     $1.80         $2.08         $1.46
                                                             =======       =======       =======
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